Steve Winter President & COO Bear Stearns – 2006 Technology Conference

Safe Harbor Statement Statements in this presentation that express the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Specifically, we may be discussing new investments, emerging technology, shifts in our industry and market leadership. A more complete description of what the Company considers to be forward looking statements is contained in the Company’s press releases and in its SEC filings, including the Form 10-K for the year ended December 31, 2004, filed March 2005. Copies of these filings may be obtained by contacting the Company or the SEC.

Intermec – Who We Are Intermec provides expertise, products and services that provide customers the ability to identify, track, and manage critical company resources, making business transformation a reality. What Is Intermec?

Leadership And Experience Intermec serves thousands of companies worldwide, including: 75% of Fortune 500 companies 60% of the Fortune 100 A worldwide leader in automatic identification and data collection (AIDC) Approaching $1B in sales 40 years in the AIDC industry >17,500 warehouse solutions installed worldwide >250,000 in-cab solutions installed worldwide Extensive experience at solving real-world mission-critical business problems

Industry / Application Priorities Application Focus Industrial Goods Consumer Goods Retail Government Transportation & Logistics Target Vertical Markets

The World’s Most Complete Line Of Supply Chain Products And Services

Strong Alliance Partners

ADC Innovation Leader Inventor Of Code 39 1st Portable Scanner Wireless LAN Pioneer Bluetooth Scanning 1st Data Collection Pocket PC Fuel Cell Technology Smart Battery RFID Leader 1st Modular Pen Computer MEM’S Scanning

Mobile Computers Wide range of mobile computers for use throughout the Enterprise #1 supplier of rugged PDAs #1 supplier of rugged fixed mount computers Investment protection through industry standards -based designs New technologies to address longstanding business problems RFID Modular Wireless Mobile Computers and Terminals

Data Capture: Scanning Technology Cutting-edge technology developed by Intermec MEMS Laser Linear Imaging Area Imaging RFID Bar Code Scanning

Snappier scanning & improved aiming 10 – 12x faster read rates Longer product life Solid state circuitry Compact form factor Mirror is 1/66th the size of a traditional motor & mirror Easier to Use Aiming Dot – higher user satisfaction and performance Next Generation Laser Scanning Intellibeam Laser Scan Engine

Intermec Linear Imagers Superior performance rivaling lasers Cost competitive Hands free Intermec Area Imagers Intermec’s own 2D imager design Incorporate superior linear imaging technologies New application possibilities Imagers Growing Faster Than Lasers

Basic Performance Mid Performance High Performance Intermec Scan Modules EV10 EA15 RFID Imaging EL10 EL15 EL11 EL20 EL30 EA10 EA11 EA25 EV15 IM5 IM4 MEMS Laser

Intermec Leading RFID Innovation RFID standard Generation 2 153 RFID Patents Granted To Date RFID more powerful when used with other ADC Technologies Fixed and portable readers, printers, tags and services

Intermec's IP Licensing

Rapid Start

- 20 Intermec RFID IP Rapid Start Licensee's announced on September 7, 2005

Symbol Technologies	*Cisco*	*Texas Instruments*
Zebra Technologies	*Paxar*	*Datalogic*
Avery Dennison	*SAMSys*	*Psion Teklogix*
Toppan Printing	*LXE*	*EM Micro*
AWID	*Accusort*	*Datamax*
ThingMagic	*Metrologic*	*Sato*
	Feig	*HHP*

Intermec
RFID

Intellectual Property Industry Leader 153 RFID patents Since 1996 Intermec has over 25% of all ADC patents issued Long life remaining on IP Portfolio Over 700 Patents Battery Management 7% Scanning 24% Other 5% RFID 21% Printers 13% Wireless 30% 0 50 100 150 200 250 0-2 3-5 6-8 9-11 12-14 15-17 > 17 Remaining Age of Porfolio Total Intermec Patents

RFID Opportunity for Intermec IP Licensing Smart Tags Primary Infrastructure Installation - Integration Services Pull-along business potential Intermec is uniquely positioned to benefit from five potential revenue streams in RFID

Awarded Case-Level RFID trials Also selected Intermec portal enclosure Leading position in Metro’s roll-out plans Intermec - Gen2 Compliant “We have a clear commitment to be the technology leader. We need technology vendors with the same strategy. We believe in Intermec’s capabilities” - METRO Group METRO Group

DoD Sets Sunset Timeline All Suppliers required to ship only Gen2 tags Gen1 (Class 0 / Class 1) sunset by 10/1/06 October 1, 2006

Barcode & RFID Printers, Tags & Media Wide range of printers and media Intermec Smart Printing capability Intermec RFID printers RFID tags, labels and inlays RFID deploy integration services Barcode Printers RFID and Media

Wireless Network Intermec partners with Cisco Cisco AP Features Best-In-Class partner Service and Support Intermec Solutions

Intermec Annual Revenue Growth Forecasted range FYE 2006 Does not include revenue from IP settlements and Sales $ in Millions $500 $550 $600 $650 $700 $750 $800 $850 $900 $950 $1,000 2002 2003 2004 2005 2006 (Est.)

NAS 63% EMEA 27% Asia 4% Latin America 6% System Solutions 56% Printer/Media 26% Service 18% Product & Service Mix – Q1 FY2006 North America EMEA Latin America Asia Pacific System Solutions Printer/Media Services

Fiscal 2006 Strategy Maintaining above Market Growth and Operating Margin leverage Continuing High Priority Investments RFID Emerging Markets Printer / Media Improving Productivity - Increasing Operating Margins Global IT focus / simplifications Customer Service Streamlining Technology Leadership to Market Leadership

Intermec – Financial Model $0.78 - $0.87 $0.59 EPS (GAAP) $50M - $56M $40M Net Income $75M - $84M $54M EBT $948M -$978M $875M Revenues FYE 2006 (Forecasted) FYE 2005 (Actual) GAAP – Includes stock options and ESPP expenses

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